                                                                    Exhibit 4.53


                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

                                     between

                        GRANITE BROADCASTING CORPORATION

                                       and

                       NATIONAL BROADCASTING COMPANY, INC.

                            Dated as of May 31, 2000


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                                TABLE OF CONTENTS

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                                                                                   PAGE
                                                                                   ----
Section 1. DEFINITIONS...............................................................1

Section 2. DEMAND REGISTRATION.......................................................3

         (a) REQUESTS FOR REGISTRATION BY HOLDERS....................................3

         (b) FILING AND EFFECTIVENESS................................................3

         (c) PRIORITY ON DEMAND REGISTRATION.........................................4

         (d) POSTPONEMENT OF DEMAND REGISTRATION.....................................4

Section 3. PIGGYBACK REGISTRATION....................................................4

         (a) RIGHT TO PIGGYBACK......................................................5

         (b) PRIORITY ON PIGGYBACK REGISTRATIONS.....................................5

Section 4. RESTRICTIONS ON SALE BY HOLDERS...........................................5

Section 5. REGISTRATION PROCEDURES...................................................6

Section 6. REGISTRATION EXPENSES....................................................11

Section 7. INDEMNIFICATION..........................................................11

         (a) INDEMNIFICATION BY THE COMPANY.........................................11

         (b) INDEMNIFICATION BY HOLDERS.............................................12

         (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS.................................12

         (d) CONTRIBUTION...........................................................13

Section 8. UNDERWRITTEN REGISTRATIONS...............................................14

Section 9. MISCELLANEOUS............................................................14

         (a) REMEDIES...............................................................14

         (b) AMENDMENTS AND WAIVERS.................................................14

         (c) NOTICES................................................................14


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
         (e) SUCCESSORS AND ASSIGNS.................................................15

         (f) COUNTERPARTS...........................................................16

         (g) HEADINGS...............................................................16

         (h) GOVERNING LAW..........................................................16

         (i) SEVERABILITY...........................................................16

         (j) ENTIRE AGREEMENT.......................................................16

                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of May 31, 2000, by and between GRANITE BROADCASTING CORPORATION, a Delaware corporation (together with is successors and assigns, the "COMPANY"), NATIONAL BROADCASTING COMPANY, INC., a Delaware corporation (together with its successors and assigns, the "INVESTOR"), and each other person who becomes a Holder hereunder.

                                    RECITALS

                  WHEREAS, pursuant to a Supplemental Agreement dated as of May 31, 2000 (the "SUPPLEMENTAL AGREEMENT") between the Company and the Investor, the Investor is receiving Warrants to purchase shares of Common Stock; and

                  WHEREAS, the Company's shares of Common Stock are registered with the SEC and quoted on NASDAQ; and

                  WHEREAS, to induce the Investor to execute and deliver the Supplemental Agreement and to enter into the transactions related thereto, the Company has agreed to provide to the Holders (as defined below) certain registration rights under the Securities Act; and

                  WHEREAS, the execution and delivery of this agreement by the parties hereto is a condition to the closing of the transactions contemplated by the Supplemental Agreement.

                  NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and in the Supplemental Agreement, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1. DEFINITIONS. For purposes of this Agreement, the following capitalized terms have the following meanings:

                  "COMMON STOCK": The non-voting common stock of the Company, par value $0.01 per share, and any securities into which such common stock may be or has been converted or exchanged in any merger, consolidation or reclassification.

                  "EXCHANGE ACT": The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "HOLDERS": Each Restricted Party that from time to time owns Registrable Securities and each of their permitted transferees pursuant to
Section 9(e) who agree to be bound by the provisions of this Agreement in accordance with said section; PROVIDED, HOWEVER, that a Holder shall no longer be a Holder at the date that such Holder owns of record less than 10,000 shares of Registrable Securities.

                  "NASDAQ": The National Association of Securities Dealers Automated Quotation System.

                                                   Registration Rights Agreement


                  "PROSPECTUS": The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

                  "REGISTRABLE SECURITIES": All shares of Common Stock (i) held from time to time by the Holders who are Restricted Parties (the "RESTRICTED PARTY COMMON STOCK") or (ii) held by Holders who are not Restricted Parties (but only to the extent that such Common Stock previously constituted Restricted Party Common Stock) or (iii) issued or issuable upon the exercise of Warrants, excluding shares of Common Stock that have been disposed of by a Holder pursuant to a Registration Statement relating to the sale thereof that has become effective under the Securities Act or pursuant to Rule 144 or Rule 145 under the Securities Act. Registrable Securities shall also include any shares of the Common Stock or other securities (or shares of Common Stock underlying such other securities) that may be received by the Holders (x) as a result of a stock dividend on or stock split of Registrable Securities or (y) on account of Registrable Securities in a recapitalization of or other transaction involving the Company.

                  "REGISTRATION STATEMENT": Any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, any preliminary prospectus, all amendments and supplements to such registration statement (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  "RESTRICTED PARTY": Each of Investor and each subsidiary of Investor.

                  "SEC": The Securities and Exchange Commission.

                  "SECURITIES ACT": The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "SERIES A WARRANTS": The Series A Warrants to purchase shares of Common Stock substantially in the form of Exhibit C to the Supplemental Agreement.

                  "SERIES B WARRANTS": The Series B Warrants to purchase shares of Common Stock substantially in the form of Exhibit D to the Supplemental Agreement.

                  "UNDERWRITTEN OFFERING": A distribution, registered pursuant to the Securities Act, in which securities of the Company are sold to the public through one or more underwriters.

                  "WARRANTS": Collectively, the Series A Warrants and the Series B Warrants.



                                       2
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                                                   Registration Rights Agreement

         Section 2. DEMAND REGISTRATION.

                  (a) REQUESTS FOR REGISTRATION BY HOLDERS. Subject to the terms and conditions of the Supplemental Agreement, at any time and from time to time, subject to the conditions set forth in this Agreement (i) one or more Holders will have the right, by written notice delivered to the Company (a "DEMAND NOTICE"), to require the Company to register Registrable Securities under and in accordance with the provisions of the Securities Act (a "DEMAND REGISTRATION"), PROVIDED that the Holders may not make in the aggregate more than two (2) Demand Registrations under this Agreement; PROVIDED, FURTHER, that (i) no such Demand Registration may be required unless the Holders requesting such Demand Registration provide to the Company a certificate (the "AUTHORIZING CERTIFICATE"), seeking to include Registrable Securities in such Demand Registration with a market value of at least $20,000,000 in the case of any Underwritten Offering or $5,000,000 in all other cases (calculated based on the closing sale price of such securities on the principal securities exchange where such securities are listed on the business day immediately preceding the date of the Demand Notice) as of the date the Demand Notice is given; and (ii) no Demand Notice may be given prior to six (6) months after the effective date of the immediately preceding Demand Registration or, if later, the date on which a registration pursuant to this Section 2 is terminated in its entirety prior to the effective date of the applicable registration statement. The Authorizing Certificate shall set forth (A) the name of each Holder signing such Authorizing Certificate, (B) the number of Registrable Securities held by each such Holder, and, if different, the number of Registrable Securities such Holder has elected to have registered, and (C) the intended methods of disposition of the Registrable Securities. Notwithstanding the foregoing, a good faith decision by a Holder to withdraw Registrable Securities from registration will not affect the Company's obligations hereunder even if the amount remaining to be registered has a market value of less than $20,000,000 in the case of any Underwritten Offering or $5,000,000 in all other cases (calculated as aforesaid), PROVIDED that (1) such continuing registration shall constitute a Demand Registration, (2) the withdrawing Holder reimburses the Company for any registration and filing fees (including any fees payable to the National Association of Securities Dealers, Inc. or any successor organization) it has incurred with respect to the withdrawn Registrable Securities (unless all Registrable Securities are withdrawn, in which case the withdrawing Holder(s) shall reimburse the Company for all costs and expenses incurred by it in connection with the registration of such Registrable Securities) and (3) such Holder (or the other Holders participating in the subject registration) did not include the withdrawn Registrable Securities as a means of circumventing the applicable $20,000,000 or $5,000,000 threshold described above. Subject to compliance with clause (2) of the preceding proviso, a registration that is terminated in its entirety prior to the effective date of the applicable registration statement will not constitute a Demand Registration.

                  (b) FILING AND EFFECTIVENESS. The Company will file a Registration Statement relating to any Demand Registration as promptly as practicable (but in any event within 60 days) following the date on which the Demand Notice is received and will use all reasonable efforts to cause the same to be declared effective by the SEC as soon as practicable thereafter. If any Demand Registration is requested to be effected as a shelf registration pursuant to Rule 415 under the Securities Act by the Holders demanding such Demand Registration, the Company will keep the Registration Statement filed in respect thereof effective for a period of six (6) months from the date on which the SEC declares such Registration Statement effective (subject to extension



                                       3
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                                                   Registration Rights Agreement

pursuant to Section 5) or such shorter period that will terminate when all Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement.

                  Within ten (10) business days after receipt of such Demand Notice, the Company will serve written notice thereof (the "NOTICE") to all other Holders and will, subject to the provisions of Section 2(c), include in such registration all Registrable Securities with respect to which the Company receives written requests for inclusion therein within ten (10) business days after receipt of the Notice by the applicable Holder. Subject to the proviso at the end of Section 2(a), the Holder will be permitted to withdraw in good faith all or part of the Registrable Securities from a Demand Registration at any time prior to the effective date of such Demand Registration, in which event the Company will promptly amend or, if applicable, withdraw the related Registration Statement.

                  (c) PRIORITY ON DEMAND REGISTRATION. If Registrable Securities are to be registered pursuant to a Demand Registration, the Company shall provide written notice to the other Holders and will permit all such Holders who have timely and properly requested to be included in the Demand Registration to include any or all Registrable Securities held by such Holders in such Demand Registration. Notwithstanding the foregoing, if the managing underwriter or underwriters of an Underwritten Offering to which such Demand Registration relates advises the Holders that the total amount of Registrable Securities that such Holders intend to include in such Demand Registration is in the aggregate such as to materially and adversely affect the success of such offering, then the number of Registrable Securities to be included in such Demand Registration will, if necessary, be reduced and there will be included in such underwritten offering the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without materially and adversely affecting the success of such Underwritten Offering. The Registrable Securities of the Holder or Holders initiating the Demand Registration shall receive priority in such Underwritten Offering to the full extent of the Registrable Securities such Holder or Holders desire to sell (unless these securities would materially and adversely affect the success of such offering, in which case the number of such Holder's Registrable Securities included in the offering shall be reduced to the extent necessary) and the remaining allocation available for sale, if any, shall be allocated PRO RATA among the other Holders on the basis of the amount of Registrable Securities requested to be included therein by each such Holder.

                  (d) POSTPONEMENT OF DEMAND REGISTRATION. The Company will be entitled to postpone the filing period of any Demand Registration or suspend the effectiveness of any Registration Statement for a reasonable period of time not in excess of 90 calendar days if the Company determines, in the good faith exercise of the business judgment of its Board of Directors, that such registration and offering could materially interfere with a BONA FIDE business or financing transaction of the Company or would require disclosure of information, the premature disclosure of which could materially and adversely affect the Company. If the Company postpones the filing of, or suspends the effectiveness of, a Registration Statement, it will promptly notify the Holders in writing (i) when the events or circumstances permitting such postponement or suspension have ended and (ii) that the decision to postpone or suspend was made by the Board of Directors of the Company in accordance with this Section 2(d).

         Section 3. PIGGYBACK REGISTRATION.



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                                                   Registration Rights Agreement

                  (a) RIGHT TO PIGGYBACK. If at any time the Company proposes to file a Registration Statement, whether or not for sale for the Company's own account, with respect to the sale of Common Stock, on a form and in a manner that would also permit registration of Registrable Securities, the Company shall give to Holders holding Registrable Securities, written notice of such proposed filing at least ten (10) business days before the anticipated filing. The notice referred to in the preceding sentence shall offer Holders holding at least 100,000 shares of Registrable Securities the opportunity to register such amount of Registrable Securities as each Holder may request (a "PIGGYBACK REGISTRATION"). Subject to Section 3(b), the Company will include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein. Subject to clause
(2) of the proviso at the end of Section 2(a), the Holders will be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

                  Notwithstanding the foregoing, the Company will not be obligated to effect any registration of Registrable Securities under this
Section 3 as a result of the registration of any of its securities solely in connection with mergers, acquisitions, exchange offers, dividend reinvestment and share purchase plans offered solely to current holders of the Common Stock, rights offerings or option or other employee, directors or consultant benefit plans or other similar rights.

                  (b) PRIORITY ON PIGGYBACK REGISTRATIONS. The Company will cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit Holders holding Registrable Securities requested to be included in the registration for such offering to include therein all such Registrable Securities requested to be so included on the same terms and conditions as any securities of the Company included therein (other than the indemnification by the Holders, which will be limited as set forth in Section 7 hereof). Notwithstanding the foregoing, if the managing underwriter or underwriters of such Underwritten Offering advises the Holders to the effect that the total amount of securities that such Holders and the Company propose to include in such Underwritten Offering is such as to materially and adversely affect the success of such offering, then the Company will include in such registration (i) first, 100% of the Common Stock of the Person who requests such registration, if any, (ii) second, 100% of the Common Stock the Company proposes to sell, and (iii) third, to the extent of the number of Registrable Securities requested to be included in such registration which, with the advice of such managing underwriter, can be sold without having the adverse effect referred to above, the number of Registrable Securities which the Holders and any other persons having registration rights have requested to be included in such registration, such amount to be allocated pro rata among all such requesting Holders and such other persons on the basis of the relative number of Registrable Securities then held by each such Holder and such other persons.

         Section 4. RESTRICTIONS ON SALE BY HOLDERS. (a) Each Holder agrees, if such Holder is so requested (pursuant to a timely written notice) by the managing underwriter or underwriters in an Underwritten Offering, not to effect any public sale or distribution of any of the Company's securities of such class or securities convertible or exchangeable into such class (except as part of such underwritten offering), including a sale pursuant to Rule 144 under the Securities Act, during the 15-calendar day period prior to, and during the 120-calendar day period beginning on, the closing date of such Underwritten Offering; PROVIDED that, in the event that any other holders of more than 10% of the outstanding Common Stock in the aggregate are restricted for a period of



                                       5
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                                                   Registration Rights Agreement

time that is less than 120 calendar days, then such period with respect to each Holder hereunder shall be reduced to such lesser period; PROVIDED, FURTHER, that in the event any such holders of Common Stock are released from any such restrictions imposed by the managing underwriter or underwriters, then Holders hereunder shall be so released from the restrictions of this Section 4(a).

                  (a) Each Holder acknowledges that the Registrable Securities have not been registered under the Securities Act, or any state securities law, and such Registrable Securities may not be offered, sold, transferred or otherwise disposed of except pursuant to an effective registration statement or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

         Section 5. REGISTRATION PROCEDURES. In connection with the Company's registration obligations pursuant to Sections 2 and 3, the Company will effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible, and in each case to the extent applicable (it being understood that the obligations of the Company in clauses (a), (b), (d), (e), (h), (j), (k), (m), (n) and (p) of this
Section 5 will be subject to Section 2(d) and, except as provided in Section 2(a) and Section 3(b), the Holders will not have any right to effect an underwritten public offering under Section 3):

                          (a) Prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof, and cause each such Registration Statement to become effective and remain effective as provided herein; PROVIDED, HOWEVER, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference) the Company will furnish to the Holders holding Registrable Securities covered by such Registration Statement, not more than one counsel chosen by Holders holding a majority of the Registrable Securities being registered ("SPECIAL COUNSEL") and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders, such Special Counsel and such underwriters, and the Company will not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto (excluding such documents that, upon filing, will be incorporated or deemed to be incorporated by reference therein) to which the Holders holding a majority of the Registrable Securities covered by such Registration Statement or the managing underwriter, if any, shall reasonably conclude to potentially be misleading, omit a material fact or fail to comply with rules or common practice of the SEC or the securities industry.

                          (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable periods specified in Section 2; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect



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                                                   Registration Rights Agreement

         to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

                           (c) Notify the selling Holders and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contained in any agreement contemplated by Section 5(m) (including any underwriting agreement) cease to be true and correct in any material respect, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the occurrence of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in a Registration Statement, Prospectus or any such document so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

                           (d) Use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

                           (e) If requested by the managing underwriters, if any, or Holders holding a majority of the Registrable Securities being registered, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, reasonably conclude, based on the advice of counsel, must be included therein as may be required by applicable law and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; PROVIDED, HOWEVER, that the Company will not be required to take any actions under this Section 5(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law.



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                                                   Registration Rights Agreement

                           (f) Furnish to each selling Holder and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed incorporated therein by reference and all exhibits, unless requested in writing by such holder or underwriter).

                           (g) Deliver to each selling Holder and the underwriters, if any, without charge as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; and, subject to the last paragraph of this Section 5, the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

                           (h) Prior to any public offering of Registrable Securities, to register or qualify or cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing; use all reasonable efforts to keep such registration or qualification (or exemption therefrom) effective during the period the applicable Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in each such jurisdiction of the Registrable Securities covered by the applicable Registration Statement; PROVIDED, HOWEVER, that the Company will not be required to
         (i) qualify to do business in any jurisdiction where it is not then so required to be qualified or (ii) take any action that would subject it to taxation or service of process in any such jurisdiction where it is not then so subject.

                           (i) Cooperate with the selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, shall request at least two business days prior to the closing of any sale of Registrable Securities to the underwriters.

                           (j) Upon the occurrence of any event contemplated by
         Section 5(c)(vi) or 5(c)(vii), prepare a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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                                                   Registration Rights Agreement

                           (k) If requested by Holders holding a majority of the Registrable Securities covered by such Registration Statement or the managing underwriters, if any, use its best efforts to cause all Registrable Securities covered by such Registration Statement to be (i) listed on each securities exchange, if any, on which securities issued by the Company of the same class are then listed or, if no such securities issued by the Company are then so listed or (ii) authorized to be quoted on NASDAQ, if the securities qualify to be so quoted.

                           (l) As needed, (i) engage an appropriate transfer agent and provide the transfer agent with printed certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities.

                           (m) Enter into such customary agreements (including, in the event of an Underwritten Offering, an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other commercially reasonable and customary actions in connection therewith (including those reasonably requested by the Holders holding a majority of the Registrable Securities being sold or, in the event of an Underwritten Offering, those reasonably requested by the managing underwriters) in order to facilitate the disposition of such Registrable Securities and in such connection, but only where an underwriting agreement is entered into in connection with an underwritten registration, (i) make such representations and warranties to the underwriters with respect to the businesses of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference therein, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) in the case of an Underwritten Offering, obtain opinions of counsel to the Company and updates thereof, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, addressed to each of the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; (iii) in the case of an Underwritten Offering, use reasonable efforts to obtain "comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings; and
         (iv) deliver such documents and certificates as may be reasonably requested by the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement entered into by the Company. The foregoing actions will be taken in connection with each closing under such underwriting agreement as and to the extent required thereunder.

                           (n) Upon three (3) business days' notice, make available for reasonable inspection during normal business hours by a representative of the Holders holding

                                                   Registration Rights Agreement

         Registrable Securities being sold, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; PROVIDED, HOWEVER, that any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such records, information or documents will be kept confidential by such persons unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, or (iii) disclosure of such records, information or documents, in the reasonable opinion of counsel to such person, is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities Act).

                           (o) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder.

                           (p) In connection with any Underwritten Offering, cause appropriate members of management to cooperate and participate on a reasonable basis in the underwriters' "road show" conferences related to such offering.

                  The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing, and the Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request. The Company may require each seller of Registrable Securities (i) to agree to sell such Registrable Securities on the basis reasonably provided in any underwriting agreements entered into in connection with such offering and (ii) to complete and execute all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents required under the terms of such underwriting agreements.

                  Each Holder will be deemed to have agreed by virtue of its acquisition of Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 2(d), 5(c)(ii), 5(c)(iii), 5(c)(v), 5(c)(vi) or 5(c)(vii) ("SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus (a "BLACK-OUT") until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k), or until it is advised in writing (the "ADVICE") by the Company that the use of the applicable Prospectus may be resumed, and such Holder has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. Except as expressly provided herein, there shall be no limitation with regard to the

                                                   Registration Rights Agreement

number of Suspension Notices that the Company is entitled to give hereunder; PROVIDED, HOWEVER, that in no event shall the aggregate number of days the Holders are subject to Black-Out during any period of twelve (12) consecutive months exceed 120 days.

         Section 6. REGISTRATION EXPENSES. Subject to clause (2) of the proviso at the end of section 2(a), all fees and expenses incident to the performance of or compliance with this Agreement by the Company will be borne by the Company whether or not any of the Registration Statements become effective. Such fees and expenses will include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses for compliance with securities or "blue sky" laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing a reasonable number of prospectuses if the printing of such prospectuses is requested by the Holders holding a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses incurred by the Company, (iv) fees and disbursements of counsel for the Company incurred by the Company, (v) fees and disbursements of all independent certified public accountants referred to in Section 5(m)(iii) (including the expenses of any special audit and "comfort" letter required by or incident to such performance) incurred by the Company, (vi) Securities Act liability insurance, if any, and (vii) reasonable fees and expenses of Special Counsel retained by the Holders in connection with the registration and sale of their Registrable Securities (which counsel will be selected by the Holders of a majority of the Registrable Securities being sold). In addition, the Company will pay internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which securities of the same class issued by the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company. In no event, however, will the Company be responsible for any underwriting discount or selling commission with respect to any sale of Registrable Securities pursuant to this Agreement, and the Holders shall be responsible on a pro rata basis for any taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Securities and for any legal, accounting and other expenses incurred by them in connection with any Registration Statement.

         Section 7. INDEMNIFICATION.

                  (a) INDEMNIFICATION BY THE COMPANY. The Company will, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder holding Registrable Securities registered pursuant to this Agreement, the officers, directors and agents and employees of each of them, each person who controls such a Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of any such controlling person, from and against all losses, claims, damages, liabilities, costs (including without limitation the costs of investigation and attorneys' fees) and expenses (collectively, "LOSSES"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar and to the extent as the same are based upon information furnished in writing to the Company by such

                                                   Registration Rights Agreement

Holder or another Holder for use therein; PROVIDED, HOWEVER, that the Company will not be liable to any Holder to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, Prospectus or preliminary prospectus if either (A) (i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder of a Registrable Security to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission; or
(B) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus previously furnished by or on behalf of the Company with copies of the Prospectus, and such Holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the person asserting the claim from which such Losses arise.

                  (b) INDEMNIFICATION BY HOLDERS. In connection with any Registration Statement in which a Holder is participating, such Holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement, Prospectus or preliminary prospectus and will indemnify, to the fullest extent permitted by law, the Company, its directors and officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon any untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company for use in such Registration Statement, Prospectus or preliminary prospectus and was relied upon by the Company in the preparation of such Registration Statement, Prospectus or preliminary prospectus. In no event will the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any person shall become entitled to indemnity hereunder (an "INDEMNIFIED PARTY"), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the "INDEMNIFYING PARTY") of any claim or of the commencement of any action or proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; PROVIDED, HOWEVER, that the failure to so notify the indemnifying party will not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced materially by such failure. All reasonable fees and expenses (including any reasonable fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) will be paid to the indemnified party (PROVIDED appropriate documentation for such expenses is also submitted with such notice), as incurred, within five calendar days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). The indemnifying party will not consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any indemnified party is or could be a party and as to which indemnification or contribution could be

                                                   Registration Rights Agreement

sought by such indemnified party under this Section 7, unless such judgment, settlement or other termination includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party. Notwithstanding the election of the indemnifying party to assume the defense of such litigation or proceeding, such indemnified party shall have the right to employ separate counsel and to participate in the defense of such litigation or proceeding, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel and shall pay such fees, costs and expenses at least quarterly (PROVIDED that with respect to any single litigation or proceeding or with respect to several litigations or proceedings involving substantially similar legal claims, such indemnifying party shall not be required to bear the fees, costs and expenses of more than one such counsel) if (i) in the reasonable judgment of such indemnified party the use of counsel chosen by such indemnifying party to represent such indemnified party would present such counsel with a conflict of interest, (ii) the defendants in, or targets of, any such litigation or proceeding include both an indemnifying party and an indemnified party, and such indemnified party shall have reasonably concluded that there may be legal defenses available to it or to other indemnified parties which are different from or additional to those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), (iii) such indemnifying party shall not have employed counsel satisfactory to such indemnified party, in the exercise of such indemnified party's reasonable judgment, to represent such indemnified party within a reasonable time after notice of the institution of such litigation or proceeding or (iv) any indemnifying party shall authorize in writing such indemnified party to employ separate counsel at the expense of such indemnifying party.

                  (d) CONTRIBUTION. If the indemnification provided for in this
Section 7 is unavailable to an indemnified party under Section 7(a) or 7(b) in respect of any Losses or is insufficient to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, will, severally but not jointly, contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses will be deemed to include any legal or other fees or expenses incurred by such party in connection with any action or proceeding.

                                                   Registration Rights Agreement

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by PRO RATA allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), an indemnifying party that is a selling Holder will not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  The indemnity, contribution and expense reimbursement obligations of the Company hereunder will be in addition to any liability the Company may otherwise have hereunder or otherwise. The provisions of this
Section 7 shall survive the sale of the Registrable Securities pursuant to a Registration Statement, notwithstanding any permitted transfer of the Registrable Securities by any Holder thereof or any termination of this Agreement.

         Section 8. UNDERWRITTEN REGISTRATIONS. If any of the Registrable Securities included in any Demand Registration are to be sold in an Underwritten Offering, the Company may select an investment banker or investment bankers and manager or managers to manage the Underwritten Offering, PROVIDED that such investment banker or bankers is (are) reasonably acceptable to the Holders holding a majority of the Registrable Securities included in the Demand Notice. If any Piggyback Registration is an Underwritten Offering, the Company will have the exclusive right to select the investment banker or investment bankers and managers to administer the offering. The Company agrees that, in connection with any Underwritten Offering hereunder, it shall undertake to offer customary indemnification to the participating underwriters.

         Section 9. MISCELLANEOUS.

                  (a) REMEDIES. In the event of a breach by a party of its obligations under this Agreement, each other party, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any provision of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it will waive the defense that a remedy at law would be adequate.

                  (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented without the prior written consent of the Company, and Holders holding in excess of 50% of the Registrable Securities in respect of which Registrable Securities are issuable.

                  (c) NOTICES. Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or fax, registered or certified mail (return receipt requested), postage prepaid or courier or overnight delivery service to the Company at the

                                                   Registration Rights Agreement

following address and to a Holder at the address set forth on his or her signature page to this Agreement (or at such other address for any party as shall be specified by like notice, PROVIDED that notices of a change of address shall be effective only upon receipt thereof):

If to the Company:                    Granite Broadcasting Corporation
                                      767 Third Avenue, 34th Floor
                                      New York, New York 10017
                                      Attention:  President
                                      Fax:

With a copy to:                       Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                      1333 New Hampshire Avenue, N.W., Suite 400
                                      Washington, D.C. 20036
                                      Attention: Russell W. Parks, Jr.
                                      Fax: (202) 887-4288

If to the Investor:                   National Broadcasting Company, Inc.
                                      30 Rockefeller Plaza
                                      New York, New York 10112
                                      Attention: General Counsel
                                      Fax: (212) 664-2648

With a copy to:                       Simpson Thacher & Bartlett
                                      425 Lexington Avenue
                                      New York, NY  10017
                                      Attention: Caroline B. Gottschalk
                                      Fax:  (212) 455-2502

                  (d) MERGER OR CONSOLIDATION OF THE COMPANY. If the Company is a party to any merger or consolidation pursuant to which the Registrable Securities are converted into or exchanged for securities or the right to receive securities of any other person ("CONVERSION SECURITIES"), the issuer of such Conversion Securities shall assume (in a writing delivered to all Holders) all obligations of the Company hereunder. The Company will not effect any merger or consolidation described in the immediately preceding sentence unless the issuer of the Conversion Securities complies with this Section 9(d).

                  (e) SUCCESSORS AND ASSIGNS. Subject to the terms and conditions of the Supplemental Agreement, (i) any transferee of all or a portion of the Registrable Securities and (ii) any Restricted Party that holds Registrable Securities shall become a Holder hereunder to the extent it agrees in writing to be bound by all of the provisions applicable hereunder to the transferring Holder (such acknowledgment being evidenced by execution of a Counterpart and Acknowledgment substantially in the form of EXHIBIT A). Subject to the requirements of this Section 9(e), this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

                                                   Registration Rights Agreement

                  (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same instrument.

                  (g) HEADINGS. The headings in this Agreement are for convenience of reference only and will not limit or otherwise affect the meaning.

                  (h) GOVERNING LAW. This agreement will be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York.

                  (i) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein will remain in full force and effect and will in no way be affected, impaired or invalidated, and the parties hereto will use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

                  (j) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                            [SIGNATURE PAGE FOLLOWS]

                                                   Registration Rights Agreement

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                 GRANITE BROADCASTING CORPORATION

                                 By: /s/ W. Don Cornwell
                                     --------------------------------
                                    Name:  W. Don Cornwell
                                    Title: Chief Executive Officer

                                 NATIONAL BROADCASTING COMPANY, INC.

                                 By: /s/ Randel A. Falco
                                     --------------------------------
                                    Name:  Randel A. Falco
                                    Title:

                                    EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT
                         COUNTERPART AND ACKNOWLEDGMENT

TO:               The Company

RE: The Registration Rights Agreement (the "Agreement") dated as of May 31, 2000, by and among the Company and the Holders (as defined in the Agreement)

                  The undersigned hereby agrees to be bound by the terms of the Agreement as a party to the Agreement, and shall be entitled to all benefits of the Holders (as defined in the Agreement) and shall be subject to all obligations and restrictions of the Holders pursuant to the Agreement, as fully and effectively as though the undersigned had executed a counterpart of the Agreement together with the other parties to the Agreement. The undersigned hereby acknowledges having received and reviewed a copy of the Agreement.

                  DATED this _____ day of ____________, _____

                                                     By:
                                                     Title:

                                                         Number of
                                                         Shares of
                                                         Registrable Securities:

                                   EXHIBIT B

                                 ASSIGNMENT FORM


                  FOR VALUE RECEIVED the undersigned registered owner of this Series A Warrant ("Warrant") hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below.

                                         No. of Shares of
Name and Address of Assignee             of Common Stock
----------------------------             ---------------




and does hereby irrevocably constitute and appoint _____________________ attorney-in-fact to register such transfer on the books of GRANITE BROADCASTING CORPORATION maintained for the purpose, with full power of substitution in the premises


Dated: ____________________________

Name:  ____________________________
               (Print)

Signature: ________________________

Witness: __________________________


NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.